Subsidiaries of J. B. Poindexter & Co., Inc.

1.   EFP Corporation, a Delaware corporation

     a.   EFP Corporation also operates under the following names:

          i.   Astro Pattern Corporation
          ii.  Engineered Foam Plastics

2.   Lowy Group, Inc., a Delaware corporation

     a. Tile By Design, Inc., a Delaware corporation, is a wholly- owned subsidiary of Lowy Group, Inc.

     b.   Lowy Group, Inc. also operates under the following names:

          i.   Fred T. Lowy Distributors Division
          ii.  Lowy Enterprises of Minnesota
          iii.   Fred Lowy Linoleum & Rug
          iv.  Flooring Distributors
          v. Lowy Distributors

3.   Magnetic Instruments Corp., a Delaware corporation

     a.   Magnetic Instruments Corp. also operates under the following names:

          i.   Electrospec Corporation
          ii.  MIC Group
          iii. Manufacturing Innovations

4.   Morgan Trailer Mfg. Co., a New Jersey corporation

     a. Acero-Tec S.A. de C.V., a Monterry, Nuevo Leon, Mexico corporation, is a subsidiary of Morgan Trailer Mfg. Co.

     b.   Morgan   Trailer  Mfg.  Co.  also  operates  under  the  names  Morgan
          Corporation and Gem Top Mfg.


5. Truck Accessories Group, Inc., a Delaware corporation, f/w/a Leer, Inc., f/w/a Leer Holdings Inc.

     a.   Subsidiaries of Truck Accessories Group, Inc. include:

          i Raider Industries, Inc., a Saskatchewan, Canada corporation, is a wholly- owned subsidiary of Truck Accessories Group, Inc.

                    (a)  Raider   Industries,  Inc.  also  operates   under  the
                         following names:
                              1)   Lo Rider
                              2)   Raider

          ii. Leer Acquisition Company, Inc., a Delaware corporation, is a wholly-owned subsidiary of Truck Accessories Group, Inc.

                    (a) Welshman Industires, Inc., f/w/a Radco Industries, Inc., a Minnesota corporation, is a wholly-owned subsidiary of Leer Acquisition Company, Inc., and operates under the following names:
                              1)   Midwest Truck Aftermarket


     b.   Truck Accessories Group, Inc. also operates under the following names:

          i.    20th Century Fiberglass
          ii.   Century Fiberglass
          iii.  Century
          iv.   Leer
          v.    Leer Corporate
          vi.   Leer East
          vii.  Leer Midwest
          viii. Leer Retail
          ix.   Leer Southeast
          x.    Leer Specialty Products
          xi.   Leer Truck Accessory Centers
          xii.  Leer West
          xiii. National Truck Accessories
          xiv.  National Truck Accessories Headquarters
          xv.   National Truck Accessories Midwest
          xvi.  National Truck Accessories Southeast
          xvii. National Truck Accessories West